EXHIBIT 99.4

LEHMAN BROTHERS HOLDINGS INC.
SEGMENT NET REVENUE INFORMATION
(Preliminary and Unaudited)
(In millions)


                                                     Three Months Ended                   Six Months Ended
                                                 ---------------------------          --------------------------
                                                   May 31         May 31                May 31         May 31
                                                    2001           2000                  2001           2000
                                                 -----------    ------------          -----------    -----------
Investment Banking:

    Equity Underwriting                           $   158        $   227               $   263        $   488
    Debt Underwriting                                 265            116                   448            269
    Merger and Acquisition Advisory                   128            128                   311            307
                                                 -----------    ------------          -----------    -----------

         Total                                        551            471                 1,022          1,064
                                                 -----------    ------------          -----------    -----------


Capital Markets:

    Equities                                          611            707                 1,296          1,575
    Fixed Income                                      663            375                 1,186            846
                                                 -----------    ------------          -----------    -----------

         Total                                      1,274          1,082                 2,482          2,421
                                                 -----------    ------------          -----------    -----------


Client Services:

    Private Client                                    183            192                   375            452
    Private Equity                                     14             10                    26             20
                                                 -----------    ------------          -----------    -----------

         Total                                        197            202                   401            472
                                                 -----------    ------------          -----------    -----------



         Total Lehman                              $2,022         $1,755                $3,905         $3,957
                                                 ===========    ============          ===========    ===========

